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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12

                                  AVIALL, INC.
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           (Name of Registrant as Specified in Its Charter and Person
                             Filing Proxy Statement)

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Payment of filing fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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AVIALL'S BOARD OF DIRECTORS CALLS SPECIAL MEETING OF STOCKHOLDERS AND SETS
RECORD DATE

DALLAS, TX --January 29, 2002-- Aviall, Inc. [NYSE: AVL] announced that its Board of Directors has called a Special Meeting of Stockholders to be held on March 15, 2002 to vote upon two related proposals: (i) a proposal to approve the terms and issuance of shares of its Series D Senior Convertible Participating Preferred Stock, the issuance of shares of its Series D Senior Convertible Participating Preferred Stock as dividends on shares of its Series D Senior Convertible Participating Preferred Stock and the issuance of shares of its common stock upon conversion of its Series D Senior Convertible Participating Preferred Stock, and (ii) a proposal to approve the issuance of 1,750,000 shares of its common stock in the form of shares of common stock or warrants to purchase common stock. The Board of Directors has established the close of business on February 7, 2002 as the record date for determining which stockholders of Aviall are entitled to notice of, and to vote at, the Special Meeting.

On January 15, 2002, Aviall filed a preliminary proxy statement with the Securities and Exchange Commission relating to the proposals to be voted upon by its stockholders at the Special Meeting. The information contained in the preliminary proxy statement is not complete and is subject to further changes.

Stockholders of Aviall are urged to read Aviall's definitive proxy statement when it becomes available because it will contain important information about the proposals to be voted upon at the Special Meeting. As soon as practicable after the record date, Aviall will mail a definitive proxy statement to each stockholder of record on the record date seeking their approval of the proposals to be voted upon at the Special Meeting.

IMPORTANT INFORMATION

Stockholders of Aviall and other investors may obtain a free copy of Aviall's definitive proxy statement when it becomes available and free copies of other documents filed by Aviall with the SEC by visiting the SEC's website at http://www.sec.gov. Free copies of Aviall's definitive proxy statement when it becomes available and free copies of other documents filed by Aviall with the SEC may also be obtained by sending a written request to Aviall at P.O. Box 619408, Dallas, Texas 75261, Attention: Shareholder Services or by calling Aviall at (972) 586-1703.

Aviall and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Aviall's stockholders in favor of the proposals to be voted upon by Aviall's stockholders at the Special Meeting. These directors include Paul E. Fulchino, Peter J. Clare, Allan M. Holt, Donald
R. Muzyka, Richard J. Schnieders, Jonathan M. Schofield, Arthur E. Wegner and Bruce N. Whitman, and these executive officers include Jeffrey J. Murphy, Cornelius Van Den Handel, Charles M. Kienzle, Dan Komnenovich and Bruce Langsen. Stockholders of Aviall may obtain additional information about the interests of the participants by reading Aviall's definitive proxy statement when it becomes available.

ABOUT AVIALL, INC.

Aviall, Inc. [NYSE: AVL] is a leading solutions provider of aftermarket supply-chain management services for the aviation and marine industries. As the world's largest independent provider of new aviation parts and related aftermarket services, the Aviall Services business unit markets and distributes products for approximately 175 manufacturers and distributes approximately 90,000 line items from customer service centers located in North America, Europe and Asia-Pacific. Aviall Services also supports a full line of aviation batteries, hoses, wheels and brake services. The Inventory Locator Service (ILS) business unit, headquartered in Memphis, Tenn., provides information and facilitates commerce via its global electronic marketplace to enable subscribers to buy and sell commercial aviation and marine parts, equipment and services. Additional information on Aviall is available via the Internet at www.aviall.com.